UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBD130A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBD133A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Introduction and Background

Warner Bros. Discovery, Inc. (“we,” “us,” “our,” “WBD” or the “Company”) recently announced that while we are continuing to advance our plans to separate our Streaming & Studios business (“Warner Bros.”) from our Global Networks business (“Discovery Global”), our Board of Directors (the “Board”) has initiated a review of strategic alternatives to maximize shareholder value (the “Strategic Review”). We commenced the Strategic Review in response to unsolicited interest from multiple parties and intend to evaluate a broad range of options, including a transaction for the entire Company and separate transactions for Warner Bros. and/or Discovery Global.

In connection with the Strategic Review described above, on November 7, 2025, the Company and David Zaslav, our President and Chief Executive Officer, agreed to clarify and amend his employment agreement and his nonqualified stock option agreement, both of which were originally entered into on June 12, 2025 (the “employment agreement” and “option agreement”, respectively, and together, the “Zaslav arrangements”).

The Zaslav arrangements were agreed at the time that we were focused on achieving a separation of Warner Bros. from Discovery Global (the “Separation”) and were intended to secure Mr. Zaslav’s leadership of WBD through the Separation, and as the Chief Executive Officer of Warner Bros following the Separation. The Zaslav arrangements currently include provisions for (i) a significant reduction in Mr. Zaslav’s target annual compensation upon the completion of the Separation and (ii) a one-time inducement grant of stock options (the “Signing Options”), 92% of which is subject to forfeiture if a Separation or “Qualifying Transaction” (defined below) does not occur prior to December 31, 2026.

In light of the Company’s review of strategic alternatives, the letter agreement that amends the Zaslav arrangements (the “Amendment”) is intended to clarify certain terms and better align the incentives provided thereunder with the interests of our shareholders in the context of the broader Strategic Review. We also sent letters to our other executive officers who have entered into agreements with us that are subject to, and contingent upon, the Separation to clarify certain terms in the context of the range of options we are evaluating in the Strategic Review.

The following summary description of certain provisions of the Amendment does not purport to be complete and is qualified in its entirety by the actual text of the Amendment, which has been filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Amendment to the Zaslav Agreements

The Amendment clarifies that if the Separation is achieved by retaining Warner Bros. and spinning off Discovery Global (a “Reverse Spinoff”) rather than spinning off Warner Bros. as an independent company (as originally planned), the Reverse Spinoff will be treated in the same manner as the originally planned Separation for all purposes of the Zaslav arrangements.

In particular, the Amendment provides that a Reverse Spinoff that occurs before December 31, 2026 (the “Outside Date”) will be treated the same as the originally planned Separation for purposes of the forfeiture condition that applies to the Signing Options. To align Mr. Zaslav’s incentives with the objectives of the Strategic Review, the Amendment clarifies and expands the events that, if completed prior to the Outside Date, enable Mr. Zaslav’s Signing Options to remain outstanding and eligible to vest and be exercised following the Outside Date to include not only a Reverse Spinoff, but also an entry into a definitive agreement for a transaction that would, upon completion, constitute a “change in control” of WBD, but excluding any sale of Discovery Global or all or substantially all of its assets (such agreement, a “Qualifying CIC Agreement”).

In the event we enter into a Qualifying CIC Agreement before the Outside Date and have not completed a Separation (or Reverse Spinoff) on or before the Outside Date, the Amendment provides that the term of the employment agreement will continue until December 31, 2030, as would have been the case had the Separation been completed prior to the Outside Date, rather than ending December 31, 2027. This extension is intended to secure Mr. Zaslav’s leadership of WBD for the same period that we had contracted to have him serve as the Chief Executive Officer of Warner Bros. following a Separation. This ensures that, if the Strategic Review leads to our entering into a Qualifying CIC Agreement before the Outside Date, Mr. Zaslav will have the same opportunity to vest in, and incentives from, the Signing Options that he would have received had a Separation been completed in 2026.

Under the employment agreement, we modified the compensation Mr. Zaslav would receive following a Separation by reducing his target annual compensation and allocating a significantly greater portion of his annual compensation to long-term incentives. To ensure that we achieve this stronger pay-for-performance alignment of Mr. Zaslav’s compensation in the broader range of scenarios being evaluated in the Strategic Review, the Amendment provides that if on or before the Outside Date we have not separated Warner Bros. and Discovery Global, but have entered into a Qualifying CIC Agreement, the modified compensation terms that would have applied to Mr. Zaslav’s tenure as Chief Executive Officer of Warner Bros. will become effective on the earliest to occur of (i) the termination of the Qualifying CIC Agreement, (ii) the completion of the Separation (including a Reverse Spinoff) after the Outside Date or (iii) January 1, 2028.

The Amendment also clarifies that certain internal restructuring transactions necessary to effect any of the strategic alternatives that we are reviewing will not constitute a “Change in Control” or “Qualifying Transaction” for purposes of the Zaslav arrangements, and will not result in accelerated vesting or the release of any forfeiture conditions on the Signing Options.
Except as provided above, the remaining terms of the Zaslav arrangements will remain unchanged.

Arrangements with Other Executive Officers

We sent letters to our other executive officers who have entered into new employment agreements that are subject to, and contingent upon, a Separation (including Gunnar Wiedenfels, Bruce Campbell and JB Perrette) clarifying that a Reverse Spinoff shall be treated in the same manner as a Separation for all purposes of such agreements.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof.

Forward-looking statements include, without limitation, statements about the benefits of the Separation, including future financial and operating results, in the case of the Separation, either company’s future company plans, objectives, expectations and intentions, the Company’s review of strategic alternatives, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: whether we will be able to identify or develop any strategic alternatives to the Separation; our ability to execute on material aspects of any strategic alternatives that are identified and pursued; whether we can achieve the potential benefits of any strategic alternatives; the occurrence of any event, change or other circumstances that could give rise to the abandonment of the Separation or pursuit of a different structure or strategic alternative; risks that any of the conditions to the Separation may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed Separation is not obtained; risks related to potential litigation brought in connection with the Separation, any unsolicited proposal, or the review of strategic alternatives; uncertainties as to the timing of the Separation and the review of strategic alternatives; risks and costs related to the Separation, the receipt of unsolicited proposals, and the review of strategic alternatives, including risks relating to changes to the configuration of the Company’s existing businesses; the risk that implementing the Separation may be more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the Separation, any unsolicited proposal, or the review of strategic alternatives; failure to realize the benefits expected from the Separation; the final terms and conditions of the Separation, including the terms of any ongoing commercial agreements and arrangements, and the relationship, between Warner Bros. and Discovery Global following the Separation; the nature and amount of any indebtedness incurred by Warner Bros. or Discovery Global; effects of the announcement, pendency or completion of the Separation and the review of strategic alternatives on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the Company as it implements the Separation; and risks related to obtaining permanent financing.

The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the Separation. Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The Company is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between David Zaslav and Warner Bros. Discovery, Inc., dated November 7, 2025.
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Executive Vice President and Corporate Secretary